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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Old Second Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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37 South River Street
Aurora, Illinois 60506
(630) 892-0202

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Old Second Bancorp, Inc. The special meeting will be held at [    :    ] [  ].m., local time, on [                   ], August [    ], 2010 at the main office of Old Second National Bank, 37 South River Street, Aurora, Illinois. At the special meeting, we will seek stockholder approval of (i) an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 and (ii) the issuance of up to 6,000,000 shares of our common stock in exchange for outstanding trust preferred securities issued by Old Second Capital Trust I, and potentially in exchange for outstanding trust preferred securities of Old Second Capital Trust II in a separate private exchange transaction, in accordance with Nasdaq Marketplace Rule 5635.

        The board of directors recommends that you vote "FOR" the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000, "FOR" the proposal to permit Old Second to issue up to 6,000,000 shares of our common stock in accordance with Nasdaq Marketplace Rule 5635 in exchange for outstanding trust preferred securities issued by Old Second Capital Trust I and, potentially, Old Second Capital Trust II, and "FOR" the proposal to permit the board of directors to adjourn, postpone or continue the special meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the proposals set forth above, or if a quorum is not present at the time of the special meeting.

        Your vote is important to enable the Company to enhance its overall capital position, strengthen the composition of its capital base by increasing common equity, maintain regulatory capital in excess of required minimums, and provide it added flexibility to take advantage of market opportunities and implement its long-term growth strategies. We hope that you will be able to attend this very important special meeting. Whether or not you plan to attend, please review the attached proxy statement and return your proxy to us in the accompanying postpaid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

        We look forward to seeing you at the meeting.

Sincerely,

William B. Skoglund Chairman and Chief Executive Officer

37 South River Street
Aurora, Illinois 60506
(630) 892-0202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST [    ], 2010

TO THE STOCKHOLDERS:

        A special meeting of stockholders of Old Second Bancorp, Inc., a Delaware corporation, will be held on [                   ], August [    ], 2010, at [    :    ] [  ].m., local time, at the main office of Old Second National Bank, 37 South River Street, Aurora, Illinois, for the following purposes:

  1.
  to approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 40,000,000 shares, par value $1.00 per share, to 60,000,000 shares, par value $1.00 per share;

  2.
  to approve the issuance of up to 6,000,000 shares of our common stock in exchange for outstanding trust preferred securities of Old Second Capital Trust I and Old Second Capital Trust II, in accordance with Nasdaq Marketplace Rule 5635;

  3.
  to approve the adjournment, postponement or continuance of the special meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the proposals set forth above, or if a quorum is not present at the time of the special meeting; and

  4.
  to transact such other business as may properly come before the special meeting or any postponements or adjournments of the meeting.

        The board of directors is not aware of any other business to come before the special meeting. Only stockholders of record at the close of business on June 25, 2010 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

By order of the board of directors,

William B. Skoglund Chairman and Chief Executive Officer

Aurora, Illinois

July [    ], 2010

        IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Old Second Bancorp, Inc.
37 South River Street
Aurora, Illinois 60506
(630) 892-0202

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Old Second Bancorp, Inc., a Delaware corporation, to be voted at the special meeting of stockholders. This meeting is to be held at the main office of Old Second National Bank, 37 South River Street, Aurora, Illinois, on August [    ], 2010 at [    :    ] [  ].m., local time, or at any adjournments or postponements of the meeting. Old Second conducts full service community banking and trust business through its wholly-owned subsidiary, Old Second National Bank.

        The board has fixed the close of business on June 25, 2010 as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting. On the record date, we had 13,911,692 shares of common stock, par value $1.00 per share, outstanding and entitled to vote. The approximate date on which the proxy statement and the accompanying proxy are first being sent to stockholders is July [    ], 2010.

        The proposal to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock is referred to herein as the "Common Stock Proposal"; the proposal to approve the issuance of shares of our common stock in accordance with Nasdaq Marketplace Rule 5635 in exchange for outstanding trust preferred securities of Old Second Capital Trust I, and potentially Old Second Capital Trust II, is referred to herein as the "TruPS Exchange Proposal"; and the proposal to grant the board of directors the authority to adjourn, postpone or continue the special meeting, if necessary, to solicit additional proxies is referred to herein as the "Adjournment Proposal."

        The following information regarding the meeting and the voting process is presented in a question and answer format.

Q.    Why am I receiving this proxy statement and proxy form?

A.
You are receiving a proxy statement and proxy form from us because on June 25, 2010, the record date for the special meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the special meeting. It also gives you information concerning the matters to assist you in making an informed decision.

  When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy form, ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

  If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Q.    What matters will be voted on at the meeting?

A.
You are being asked to vote on the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 40,000,000 to 60,000,000 shares, as well as on the approval of the issuance of additional shares of our common stock in exchange for a portion of the outstanding trust preferred securities issued by Old Second Capital Trust I, and potentially for a limited number of outstanding trust preferred securities issued by Old Second Capital Trust II in a separate private exchange transaction (subject, however, to the maximum 6,000,000 shares that we may issue pursuant to the terms of the exchange offer and the potential separate private exchange transaction, in the aggregate). Additionally, you are being asked to grant the board of directors the ability to adjourn, postpone or continue the special meeting to solicit additional proxies in the event that we have insufficient votes to adopt either of the other proposals, or if a quorum is not preset at the special meeting.

Q.    Why does the Company need to increase the number of authorized shares of common stock?

A.
Like a large number of financial institutions across the United States, we have been impacted by adverse economic conditions. As a result of this economic downturn and the depressed real estate markets, the Bank has experienced a decline in the performance of its loans, particularly real estate construction and development loans, which has resulted in us incurring a net loss of $65.6 million for the year ended December 31, 2009 and a net loss of $8.6 million for the three-month period ended March 31, 2010. Because of the increased stress in the Bank's loan portfolio, the Bank's board of directors has agreed with the Office of the Comptroller of the Currency (the "OCC") to maintain the Bank's regulatory capital ratios at levels in excess of the general minimums required to be considered "well capitalized" under OCC regulations. Specifically, the Bank's board of directors agreed to meet by December 31, 2009, and thereafter maintain, a Tier 1 capital ratio of at least 8.75% and a total risk-based capital ratio of at least 11.25%. The Bank achieved these heightened regulatory capital ratios by December 31, 2009 and remained in compliance with them as of March 31, 2010. Nevertheless, if the Bank continues experiencing stress in its loan portfolio and, as a result, we continue incurring net losses, we may be unable to maintain the heightened capital ratios that we have agreed to maintain unless we raise additional capital. Furthermore, during the financial crisis of the past several years, analysts and others have focused on additional measures of a financial institution's capital position, such as tangible common equity to tangible assets and Tier 1 common equity to risk-weighted assets, to assess the financial health and stability of the institution, which also tends to impact the institution's stock price.

  As a result of the foregoing considerations, we have been exploring the execution of a multi-faceted capital strategy to improve our capital position by increasing common stock as a component of regulatory capital and stockholders' equity and reducing our indebtedness. We believe that successful completion of one or more components of this capital plan will significantly enhance our capital position, strengthen the composition of our capital base by increasing common equity and give us added flexibility to take advantage of market opportunities and implement our long-term growth strategies. Our multi-faceted capital strategy currently contemplates three components: (i) the exchange of shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B ("Series B Preferred Stock"), which were issued to the U.S. Department of the Treasury (the "U.S. Treasury") pursuant to the Capital Purchase Program implemented as part of the Troubled Asset Relief Program, for a like amount of trust preferred securities; (ii) the exchange of a portion of the outstanding trust preferred securities issued by Old Second Capital Trust I for shares of our common stock, of which there are currently $31.6 million aggregate liquidation preference outstanding, and the possible exchange of a smaller amount of outstanding trust preferred securities issued by Old Second Capital Trust II in a separate private exchange transaction (subject, however, to the maximum 6,000,000 shares that we may issue pursuant to the terms of the exchange offer and the potential separate private exchange transaction, in the aggregate); and (iii) a common stock offering when market conditions become favorable for such an offering. As of the date of this proxy statement, however, except in connection with the exchange offer, the terms of which were publicly announced on June 22, 2010, and the potential separate private exchange transaction, we do not have any immediate or definitive plans, understandings, agreements or commitments to issue additional shares of common stock for any purposes.

  The latter two components of our capital strategy, if executed, will require a significant number of authorized but unissued shares of our common stock, and the significant decline in our stock price since our 2010 annual meeting, when stockholders approved an increase in the number of authorized shares of our common stock to 40,000,000, has increased the number of shares that we believe will be necessary to effect our capital strategy. Therefore, we believe it is necessary to take steps now to authorize additional shares of common stock in order to execute each of the components of our capital strategy and to take advantage of favorable market opportunities to grow organically and potentially through acquisitions.

Q.    Why do we need to vote on the TruPS Exchange Proposal?

A.
The contemplated exchange offer and the potential separate private exchange transaction, which involve the exchange of outstanding trust preferred securities for shares of our common stock, could result in the issuance of a number of shares of our common stock that exceeds 20% of our currently outstanding shares, and the value of the outstanding trust preferred securities we receive in exchange for each share of our common stock may be less than the greater of the book value or market value per share of our common stock. In this case, Nasdaq rules require us to seek the approval of our stockholders for the issuance of the shares of our common stock in the exchange offer and the potential separate private exchange transaction.

Q.    How do I vote?

A.
A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time before the meeting insofar as it has not been exercised. Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy. Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted "FOR" the Common Stock Proposal, "FOR" the TruPS Exchange Proposal and "FOR" the Adjournment Proposal.

Q.    If I hold shares in the name of a broker or fiduciary, who votes my shares?

A.
If you received this proxy statement from your broker or a trustee or other fiduciary who may hold your shares, your broker, trustee or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of independent auditors, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to stockholders at the meeting and your broker does not receive instructions from you on how to vote on that matter, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a "broker non-vote" and may affect the outcome of the voting on those matters.

  The Common Stock Proposal and the Adjournment Proposal are both considered routine matters, and therefore should be within your broker's discretion to vote in the absence of instructions from you. However, the TruPS Exchange Proposal is considered a non-routine matter, and not within your broker's discretion to vote in the absence of instructions from you. Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting upon receipt of our proxy materials. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting. If you want to vote in person at the meeting, you will need to arrange to obtain a "legal proxy" from your broker, trustee or fiduciary in order to vote in person at the meeting.

Q.    What does it mean if I receive more than one proxy form?

A.
It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

Q.    What if I change my mind after I return my proxy?

A.
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•
signing another proxy with a later date and returning that proxy to:

    Old Second Bancorp, Inc.
    Attn: Corporate Secretary
    37 South River Street
    Aurora, Illinois 60506

  •
  sending notice to us that you are revoking your proxy; or

  •
  voting in person at the meeting (attendance at the special meeting will not in and of itself constitute the revocation of a proxy).

  If you hold your shares in the name of a broker, trustee or fiduciary and desire to revoke your proxy, you will need to contact your broker, trustee or fiduciary to revoke your proxy.

Q.    How many votes do we need to hold the special meeting?

A.
A majority of the shares of common stock that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. On June 25, 2010, the record date, there were 13,911,692 shares of common stock issued and outstanding. Therefore, at least 6,955,847 shares need to be present at the special meeting for a quorum to exist.

  Shares are counted as present at the meeting if the stockholder either is present in person at the meeting or has properly submitted a signed proxy form or other proxy.

Q.    What options do I have in voting on each of the proposals?

A.
You may vote "for," "against" or "abstain" on each of the matters and on any other proposal that may properly be brought before the meeting.

Q.    How many votes may I cast?

A.
Generally, you are entitled to cast one vote for each share of common stock you owned on the record date. The proxy form included with this proxy statement indicates the number of shares owned by an account attributable to you.

Q.    How many votes are needed for each proposal?

A.
Holders of a majority of the outstanding shares of our common stock as of the close of business on June 25, 2010, the record date for the special meeting, must approve the Common Stock Proposal. The TruPS Exchange Offer must receive the affirmative vote of a majority of the votes cast in person or by proxy at the special meeting and entitled to vote thereon. Finally, the Adjournment Proposal must receive the affirmative vote of a majority of votes present in person or by proxy at the meeting and entitled to vote, whether or not a quorum is present.

  Abstentions and broker non-votes, if any, will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present. As applicable, the effect of abstentions and broker non-votes on each of the proposals is discussed in the detailed description of each proposal provided in this proxy statement.

Q.    How are votes counted?

A.
Voting results will be tabulated and certified by the election judges.

Q.    Where do I find the voting results of the meeting?

A.
We will announce preliminary voting results at the meeting. We will also publish the voting results in a Current Report on Form 8-K, which we will file within four business days of the meeting date.

Q.    Who bears the cost of soliciting proxies?

A.
We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Old Second or our subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Important Notice Regarding the Availability of Proxy Material
for the Stockholder Meeting to be Held on August [    ], 2010.

        Full copies of the proxy statement, the proxy form and other materials for the special meeting are available on the internet through our website and www.oldsecond.com under "2010 Special Meeting Materials." Stockholders will receive a full set of these materials through the mail from us or from the stockholder's broker or fiduciary.

 PROPOSAL 1: THE COMMON STOCK PROPOSAL

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        Our board of directors has unanimously approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation that would increase the authorized number of shares of common stock from 40,000,000 to 60,000,000. Under our existing Restated Certificate of Incorporation, as amended, we are authorized to issue 40,000,000 shares of common stock and 300,000 shares of preferred stock. As of the record date, June 25, 2010, 13,911,692 shares of common stock were issued and outstanding. An additional 683,666 shares of common stock are reserved for issuance pursuant to issued and outstanding stock options, 245,609 shares are reserved for future issuance pursuant to our stock option plans, 155,487 shares are reserved for non-vested restricted stock units, and 815,339 shares are reserved for issuance pursuant to the warrant issued by us to the U.S. Treasury as part of the Capital Purchase Program. Thus, 24,188,207 shares of common stock remain available for issuance, and, for the reasons outlined below, our board recommends that stockholders approve the increase in the number of authorized shares, which, if approved, would result in 44,188,207 shares of common stock being available for issuance in the future without further stockholder approval.

Proposed Amendment to Our Restated Certificate of Incorporation

        If this amendment to our Restated Certificate of Incorporation is approved by our stockholders, the current Paragraph A of Article IV will be replaced in its entirety with the following:

          "A: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,300,000 shares, which are divided into two classes:

            60,000,000 shares of common stock, with a par value of $1.00 per share, and

            300,000 shares of preferred stock, with a par value of $1.00 per share."

        If the proposed amendment is approved by our stockholders, it will become effective upon the filing of an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to occur promptly following stockholder approval of the proposal. If the proposal is not approved by our stockholders, no amendment with respect to an increase in the number of authorized shares of common stock will be filed with the Secretary of State of the State of Delaware and the proposal will not be implemented.

Reasons for the Proposed Amendment

        At our 2010 annual meeting of our stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 20,000,000 to 40,000,000. The board adopted such proposal early in 2010 and submitted it to our stockholders at the 2010 annual meeting because it believed the increase in the number of authorized shares of common stock would permit the board to issue stock without further stockholder approval, and thus provide us with maximum flexibility in maintaining or increasing our capital levels, including our regulatory capital, in the event that the bank regulators required us to raise additional capital, structuring capital-raising transactions and acquisitions, and for other corporate purposes. The board also believed the increase in authorized shares of common stock at that time would enable us to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve a contemplated stock issuance.

        Since our 2010 annual meeting when our stockholders approved the increase in the authorized number of shares of common stock to 40,000,000, market conditions have changed in such a manner that we believe the additional shares approved no longer provide us with the level of flexibility originally anticipated. Furthermore, subsequent to the 2010 annual meeting, we began exploring the execution of a multi-faceted capital strategy designed to improve our capital position by increasing common stock as a component of regulatory capital and stockholders' equity and reducing our indebtedness. We believe that successful completion of one or components of this capital plan will enhance our capital position, strengthen the composition of our capital base by increasing common equity and give us added flexibility to take advantage of market opportunities and implement our long-term growth strategies. As outlined under Proposal 2, one component of our capital strategy is an exchange offer pursuant to which we may issue additional shares of our common stock in exchange for the outstanding trust preferred securities issued by Old Second Capital Trust I. We commenced the exchange offer on June 22, 2010 and we expect the exchange offer to close shortly after the special meeting. We also may seek to exchange a smaller amount of outstanding trust preferred securities issued by Old Second Capital Trust II in a separate private exchange transaction with a limited number of holders of such securities. Additionally, on May 13, 2010, we filed a "shelf" registration statement on Form S-3 with the SEC, which was declared effective on May 26, 2010, pursuant to which we may offer and sell, from time to time, in one or more offerings, up to $150 million of our securities, including shares of our common stock, and we are contemplating conducting a common stock offering when market conditions become more favorable for such an offering. The exchange offer, the potential separate private exchange transaction and any common stock offering, if executed, will require the issuance of a significant number of authorized shares of our common stock. Also, the significant drop in our stock price since our 2010 annual meeting has increased the number of shares that we believe will be necessary to effect our capital strategy. Thus, our board of directors believes that we currently have an insufficient number of authorized but unissued shares available to proactively raise a significant amount of common equity in a timely manner as market conditions permit and believes it is necessary to take steps now to authorize additional shares of common stock in order to have sufficient shares available to effect our capital plan and to take advantage of favorable market opportunities to grow organically and potentially through acquisitions. Our board directors now believes an additional increase in the number of authorized shares of common stock to 60,000,000 is in the best interests of Old Second and its stockholders.

        As of the date of this proxy statement, except in connection with the exchange offer, which commenced on June 22, 2010, and the potential separate private exchange transaction previously discussed and outlined in Proposal 2, we do not have any immediate or definitive plans, understandings, agreements or commitments to issue additional shares of common stock for any purposes. However, we also review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of the Company and our stockholders. The additional shares authorized may be used for these purposes from time to time in the future as our board of directors may deem necessary. It should be noted that, even though our capital strategy contemplates that we may conduct a common stock offering, any such offering will be dependent upon market conditions and other considerations by our board of directors and there is no guarantee that we will be able to pursue a common stock offering this year. Nevertheless, we have an effective shelf registration statement on file with the SEC, so we are positioned to quickly take advantage of favorable market conditions should they arise.

Effect of the Proposed Amendment

        Authorized but unissued shares of our common stock may be issued from time to time upon authorization by our board of directors, at such times, to such persons and for such consideration as the board of directors may determine in its discretion and generally without further approval by stockholders, except as may be required for a particular transaction by applicable law, regulation or stock exchange rule.

        The additional shares of common stock for which we are seeking authorization would be a part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of common stock that are currently outstanding. The additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights. Approval of an amendment authorizing additional shares of common stock will not cause any change or dilution to the rights of existing holders of our common stock, unless and until such time as any shares of common stock are actually issued. The degree of any dilution that would occur following the issuance of additional shares of stock would depend upon the number of shares of stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of additional voting shares could have a significant dilutive effect on earnings per share and the voting power of our existing stockholders. In light of the challenges being faced by many financial institutions, including Old Second, and the need to maintain heightened levels of capital to withstand the continuing economic pressures and satisfy regulatory authorities, a possibility exists that Old Second, like many financial institutions have already done, may consummate one or more transactions involving the issuance of a significant number of shares of common stock that result in significant dilution to existing stockholders.

        The issuance of additional shares of common stock could be deemed under certain circumstances to have an anti-takeover effect where, for example, the shares were issued to dilute the equity ownership and corresponding voting power of a stockholder or group of stockholders who may oppose the policies or strategic plan of the our existing management. On this basis, the proposed increase in authorized shares could enable the board to render more difficult or discourage an attempt by another person or entity to obtain control of Old Second.

Potential Impact If the Amendment to Increase Authorized Shares Is Not Adopted

        If the proposed amendment to our Restated Certificate of Incorporation is not adopted by our stockholders and we are unable to increase our number of authorized shares of common stock, we will have available for future issuance, after taking into account the shares currently outstanding and reserved for other purposes, 24,188,207 shares of our common before taking into account the shares of our common stock that may be issued in the trust preferred securities-for-common stock exchange offer that we commenced on June 22, 2010 or the potential separate private exchange transaction. As outlined in Proposal 2, if the TruPS Exchange Proposal is approved by our stockholders, we may issue up to 6,000,000 shares of our common stock pursuant to the exchange offer and the potential separate private exchange transaction, in the aggregate, which could result in us having fewer than 20,000,000 authorized shares of common stock available for future issuance. Based on the most recent trading price for our common stock on the Nasdaq Global Select Market as of the date of this proxy statement, our board of directors believes that this number of available shares could restrict our ability to raise capital to improve our tangible common equity to tangible assets and Tier 1 common equity to risk-weighted assets ratios and to maintain the Bank's heightened capital ratios pursuant to our understanding with the OCC. This limited number of available shares also could inhibit our ability to take advantage of financing techniques that receive favorable treatment from regulatory agencies, participate in acquisitions, including FDIC-assisted acquisitions of troubled institutions, or raise additional capital to begin redeeming the Series B Preferred Stock held by the U.S. Treasury. In short, without sufficient shares of common stock to issue in various financing transactions and acquisitions with little or no delay, we may be unable to take full advantage of changing market conditions that will best position us to maintain a strong capital position while pursuing growth opportunities during these challenging economic conditions.

Stockholder Vote Necessary for Approval of the Amendment

        To be approved by our stockholders, the Common Stock Proposal must receive the affirmative vote of the majority of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the same effect as voting against the proposal.

Board Recommendation

        The board of directors recommends that you vote your shares "FOR" the Common Stock Proposal.

*    *    *

PROPOSAL 2: THE TRUPS EXCHANGE PROPOSAL

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE EXCHANGE OFFER PURSUANT TO NASDAQ MARKETPLACE RULE 5635

        Our board of directors has found it to be advisable and in the best interests of the Company and our stockholders that we pursue an exchange offer (the "Exchange Offer") pursuant to which we may issue and exchange shares of our common stock for a portion of the outstanding trust preferred securities previously issued by our subsidiary, Old Second Capital Trust I, of which there are currently $31.6 million aggregate liquidation preference outstanding and the possible exchange of a smaller amount of outstanding trust preferred securities issued by Old Second Capital Trust II in a separate private exchange transaction; provided, however, that the maximum number of shares of common stock approved for issuance in the Exchange Offer and the separate private exchange transaction (if any), in the aggregate, is 6,000,000, subject to receipt of stockholder approval of this proposal. Notwithstanding the foregoing, if we do not obtain stockholder approval of this proposal, the maximum number of shares that we may issue in the Exchange Offer and the potential separate private exchange transaction will be reduced to 2,750,000. If we proceed with the Exchange Offer, we will issue for each $10.00 liquidation amount of trust preferred securities accepted for exchange a number of shares of common stock having a dollar value of $7.50 (the "Exchange Ratio"). The dollar value per share of common stock used in determining the Exchange Ratio will be the volume weighted average price of one share of common stock for the five consecutive trading days ending on and including the second trading day immediately preceding the expiration of the Exchange Offer. Please note, however, that we have the right, subject to applicable law, to modify the terms of the Exchange Offer at any time prior to the expiration date and may modify such terms if deemed in Old Second's best interests.

        The terms of any separate private exchange transaction involving the issuance of shares of our common stock in exchange for outstanding trust preferred securities of Old Second Capital Trust II will be subject to negotiation between the Company and the holders of such securities, and will not necessarily be on the same terms as the Exchange Offer. However, the exchange value in any separate private exchange transaction will not exceed 100% of the liquidation amount of the trust preferred securities exchanged.

        The description of the terms of, and reasons for, the Exchange Offer set forth herein is included for informational purposes to stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Old Second. We cannot guarantee that the Exchange Offer will be completed (or, if so, what the final terms or timing may be) and, accordingly, cannot be certain that we will reacquire and redeem any trust preferred securities. If our board of directors determines that such issuance is in the best interests of the Old Second, we could exchange up to a total of 6,000,000 shares of common stock in the Exchange Offer, less the number of shares, if any, issued in the potential separate private exchange transaction.

Reasons for the Exchange Offer

        Our board of directors recommends the approval of the issuance of up to 6,000,000 shares of our common stock pursuant to the Exchange Offer and the potential separate private exchange transaction because it is an effective method to improve our capital position by increasing common stock as a component of regulatory capital and stockholders' equity, and reducing our indebtedness. Although the trust preferred securities currently qualify as Tier 1 capital for regulatory capital purposes, our board believes that increasing the common equity component of regulatory capital is a prudent step in the current market environment and will be viewed favorably by regulators and by market participants. As noted previously in this proxy statement, during the financial crisis of the past several years, analysts and other market participants have focused on additional measures of a financial institution's capital position beyond the regulatory capital ratios, such as tangible common equity to tangible assets and Tier 1 common equity to risk-weighted assets, to assess the financial health and stability of the institution, which also tends to impact the institution's stock price. One strategy identified to improve our tangible common equity and Tier 1 common equity ratios is to offer to exchange shares of our common stock for outstanding trust preferred securities. Such exchange is expected to positively affect our tangible common equity and Tier 1 common equity ratios in two ways. First, the exchange of common stock valued at approximately $7.50 for each outstanding trust preferred security (which are treated as indebtedness for accounting purposes) with a liquidation preference of $10.00 will result in the recognition of a gain for accounting purposes. Second, although trust preferred securities currently qualify for Tier 1 capital for regulatory capital purposes, they do not constitute common equity and thus do not increase the numerator in calculating our tangible common equity and Tier 1 common equity ratios. By replacing trust preferred securities with common stock, we will be replacing common equity for an instrument that does not constitute common equity, and thus will increase the numerator in the calculation of such ratios.

        As a more general matter, our board also believes that issuing additional shares of our common stock pursuant to the Exchange Offer, and potentially in a separate private exchange transaction, will enhance our overall capital position and provide us added flexibility to take advantage of market opportunities and implement our long-term growth strategies.

Why Are You Being Asked to Vote on the TruPS Exchange Proposal?

        Nasdaq Marketplace Rule 5635 requires stockholder approval prior to the sale, issuance or potential issuance of a number of shares of our common stock in a transaction other than a public offering which equals or exceeds 20% of the shares or voting power outstanding before the issuance, if the sale price of such stock is less than the greater of its book value or market value.

        Based on the current value of the trust preferred securities we may receive in exchange for each share of common stock issued in the Exchange Offer and the potential separate private exchange transaction, the current trading price for our common stock and the book value per share of our common stock at March 31, 2010, we expect that the implied sales price of each share of our common stock issued in the Exchange Offer will be less than the greater of the book value or market value of the shares. Given the uncertainty in the amount of trust preferred securities that will be tendered in the Exchange Offer, and as a result the number of shares of our common stock to be issued to tendering holders of the trust preferred securities, the Exchange Offer, either alone or when combined with any shares issued in a separate private exchange transaction, could result in the issuance of 20% or more of the outstanding common stock of the Company. Therefore, to comply with Nasdaq Marketplace Rule 5635, we are seeking stockholder approval for the potential issuance of up to 6,000,000 shares of our common stock in the Exchange Offer and the potential separate private exchange transaction so that we will have flexibility to close the Exchange Offer on a timely basis and issue in the Exchange Offer and the potential separate private exchange transaction an amount of shares that exceeds 20% of our outstanding common stock.

        The terms of the Exchange Offer for trust preferred securities as announced on June 22, 2010 are $7.50 per $10.00 liquidation amount of trust preferred securities payable in common stock valued based on the mathematical average of the volume weighted average price per share for the five trading days ending on and including the second trading day immediately preceding the expiration date of the exchange offer, up to a maximum of 6,000,000 shares, less the number of shares, if any, issued in the potential separate private exchange transaction. However, we have the right, subject to applicable law, to modify the terms of the Exchange Offer at any time prior to the expiration date and may modify such terms if deemed in the best interests of the Company. If we were to wait until after deciding to modify the terms of the Exchange Offer before arranging for another special meeting of stockholders to approve the terms as modified, it would delay and possibly jeopardize the consummation of the transaction.

        Generally, under published Nasdaq interpretative guidance, general authorizations by the stockholders for purposes of Nasdaq Marketplace Rule 5635 will be effective only if limited to transactions which are completed within three months of the approval. The three month requirement only applies to the initial issuance of the shares of common stock or other securities exercisable for or convertible into common stock. Nasdaq interpretative guidance also requires us to include a maximum potential discount in stockholder proposals such as this one. The price being offered was determined, and any modified price subject to the maximum discount would be determined, by the board of directors, or a committee thereof.

        As of the date of this proxy statement, except as otherwise disclosed in this proxy statement, we do not have any specific plans, arrangements or contracts with any third party, which alone or when aggregated with subsequent transactions, would contemplate or require us to issue shares of common stock or other securities exercisable for or convertible into common stock in excess of 20% of our outstanding common stock or voting power and at a price that would be less than the greater of the book value or market value of our common stock as of such date, or that would result in a change in control of Old Second. If any material plans, arrangements or contracts regarding securities issuances subject to this proposal arise after the date of this proxy statement and prior to the actual vote on this proposal, we will notify stockholders and make revised proxy solicitation materials publicly available in accordance with SEC rules. These materials will include a new proxy card, if necessary.

Effect of the Issuance of Additional Shares of Common Stock Pursuant to the Exchange Offer

        Any transaction requiring approval by stockholders under Nasdaq Marketplace Rule 5635 would likely result in a significant increase in the number of shares of common stock outstanding, and current stockholders will own a smaller percentage of our outstanding common stock. Moreover, the shares of common stock exchanged for the trust preferred securities will be freely tradable. If a significant percentage of the outstanding trust preferred securities are tendered in the Exchange Offer, the issuance of common stock in exchange for the tendered trust preferred securities will cause a meaningful reduction in the percentage interests of our current stockholders in the voting power, liquidation value, and book and market value of Old Second, and in our future earnings per share. The sale or resale of these securities could cause the market price of our common stock to decline. In addition to the foregoing, the increase in the number of issued shares of common stock in connection with one or more financings may have an incidental anti-takeover effect in that additional shares may dilute the stock ownership of one or more parties seeking to obtain control of Old Second. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership. Please also see "Proposal 1: Proposed Amendment Regarding Authorized Shares of Stock—Effect of the Proposed Amendment."

        The following table illustrates potential dilution to our existing stockholders resulting from the issuance of shares of our common stock in the Exchange Offer under both a low participation scenario, in which only 25% of the outstanding trust preferred securities are tendered in the Exchange Offer, and a high participation scenario, in which 75% of the outstanding trust preferred securities are tendered in the Exchange Offer, at various potential exchange ratios. The percentages shown below reflect the number of shares issued in the Exchange Offer as a percentage of total pro forma shares outstanding following the Exchange Offer. The information in the following table assumes that the Exchange Offer occurs on the terms announced on June 22, 2010, including the term limiting the aggregate number of shares that may be issued in the Exchange Offer to 6,000,000 less the number of shares, if any, that are issued in the potential separate private exchange transaction. Because we have not entered into any agreements in furtherance of the potential separate private exchange transaction, the following table does not reflect any shares that may issued in such transaction.

	No. of Shares Issued if 25% Tender(2)		No. of Shares Issued if 75% Tender(2)
Relevant Price(1)	Shares Issued(3)	% of Total Outstanding(4)	Shares Issued(3)	% of Total Outstanding(4)
$5.50	1,078,125	7.19%	3,234,375	18.86%
$5.25	1,129,464	7.51%	3,388,393	19.59%
$5.00	1,185,938	7.86%	3,557,813	20.37%
$4.75	1,248,355	8.23%	3,745,066	21.21%
$4.50	1,317,708	8.65%	3,953,125	22.13%
$4.25	1,395,221	9.11%	4,185,662	23.13%
$4.00	1,482,422	9.63%	4,447,266	24.22%
$3.75	1,581,250	10.21%	4,743,750	25.43%
$3.50	1,694,196	10.86%	5,082,589	26.76%
$3.25	1,824,519	11.59%	5,473,558	28.24%
$3.00	1,976,563	12.44%	5,929,688	29.89%

(1)
Relevant Price is the price per share of common stock used to determine the number of shares that would be issued in exchange for tendered trust preferred securities. Relevant Price is the mathematical average of the volume weighted average price of common shares for the five trading days ending on and including the second trading day immediately preceding the expiration date of the Exchange Offer.

(2)
Assumes that the maximum number of shares of common stock issuable in the Exchange Offer, together with the potential separate private exchange transaction, would be 6,000,000.

(3)
Assumes that for each $10.00 liquidation amount of trust preferred securities tendered, a holder would receive common stock with a value of $7.50. Also assumes that we do not reach agreement with any holders of outstanding trust preferred securities of Old Second Capital Trust II regarding an exchange of such securities for shares of common stock and thus do not issue any shares of common stock in a separate private exchange transaction. Even if we were to issue shares of common stock in a separate private exchange transaction, we would be limited to issuing 6,000,000 shares, in the aggregate, in the Exchange Offer and the separate private exchange transaction (assuming the TruPS Exchange Proposal is approved).

(4)
Assumes that the number of shares of common stock outstanding after the completion of the Exchange Offer would be the sum of 13,911,692 (the number of shares of Old Second common stock outstanding as of June 25, 2010) plus the number of shares issued in the Exchange Offer.

Potential Impact if the Issuance of Additional Shares of Common Stock Pursuant to the Exchange Offer Is Not Approved

        If stockholders do not approve this proposal, the number of shares we may issue pursuant to the Exchange Offer would be limited to less than 20% of the shares of our common stock issued and outstanding immediately prior to the issuance of such shares. The terms of the Exchange Offer as announced on June 22, 2010 include a provision stating that, if this proposal is not approved, the maximum aggregate number of shares that may be issued in the Exchange Offer, together with any shares issued in the potential separate private exchange transaction, will be limited to 2,750,000, which is less than 20% of our outstanding shares. Depending on the amount of trust preferred securities tendered for exchange and market conditions at the time of the Exchange Offer, this limitation on the number of shares available for exchange may have a material adverse impact on the Exchange Offer's benefit to us.

Pro Forma Financial Information

        Selected unaudited pro forma financial information giving effect to the Exchange Offer is set forth in the attached Annex I. Stockholders are urged to read the pro forma information carefully. The inclusion of the Exchange Offer in the pro forma financial information does not necessarily indicate that such transaction is likely to be consummated, as we have the right to terminate the Exchange Offer in our discretion. Because we have not entered into any agreements in furtherance of the potential separate private exchange transaction, the pro forma financial information does not reflect any shares that may issued in such transaction.

Stockholder Vote Necessary to Approve of the TruPS Exchange Proposal

        Approval of the TruPS Exchange Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy at the special meeting and entitled to vote thereon. Accordingly, abstentions and broker non-votes with respect to this proposal will not affect whether this proposal is approved.

Board Recommendation

        The board of directors recommends that you vote your shares "FOR" the TruPS Exchange Proposal, for purposes of complying with Nasdaq Marketplace Rule 5635, to authorize the Company to issue shares of its common stock in exchange for a portion of the outstanding trust preferred securities of Old Second Capital Trust I upon such terms as the board of directors shall deem to be in the best interests of the Company, provided that: (i) not more than 6,000,000 shares of common stock may be issued in the Exchange Offer and the potential separate private exchange transaction, in the aggregate; (ii) the Company will issue for each $10.00 liquidation amount of trust preferred securities accepted for exchange in the Exchange Offer a number of shares of common stock having a dollar value that is not more than $10.00 and not less than $7.50; (iii) the exchange value in any separate private exchange transaction will not exceed 100% of the liquidation amount of the trust preferred securities exchanged; (iv) the dollar value per share of common stock used in determining the Exchange Ratio will be the average volume weighted average price of one share of common stock for the five trading day period ending on the second business day preceding the expiration date; and (v) the issuance of shares of common stock pursuant to the Exchange Offer and any separate private exchange transaction shall occur not later than the date three months after the date of the approval of the TruPS Exchange Proposal by the stockholders of the Company.

*    *    *

 PROPOSAL 3: ADJOURNMENT PROPOSAL

AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING:

        A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the special meeting. Holders representing a majority of the outstanding shares of our common stock, present in person or by proxy, are necessary to constitute a quorum. Therefore, at the special meeting, the presence, in person or by proxy, of the holders of at least 6,955,847 shares of common stock, will be required to establish a quorum. Stockholders of record who are present at the special meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote, and will count towards the establishment of a quorum. As referenced earlier, broker non-votes, if any, will be included for purposes of determining whether or not a quorum exists.

        If at the special meeting a quorum is not present or if the number of shares of common stock present in person or represented by proxy and voting in favor of the Common Stock Proposal or the TruPS Exchange Proposal is insufficient to approve such proposal, our board of directors may move to adjourn, postpone or continue the special meeting in order to enable the board to continue to solicit additional proxies in favor of such proposals; however, the special meeting may not be adjourned, postponed or continued to a date later than September [    ], 2010. In that event, you will be asked to vote only upon the Adjournment Proposal and any other proposal described in this proxy statement for which, at such time, we have received sufficient votes for approval.

        If you submit a proxy form without giving specific voting instructions, the proxies will vote the shares as recommended by the board. However, any proxy form which is signed and specifically marked to vote against the Common Stock Proposal or the TruPS Exchange Proposal will not be voted in favor of the Adjournment Proposal unless the proxy is specifically marked in favor of the Adjournment Proposal.

Stockholder Vote Necessary to Approve of the Adjournment Proposal

        Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, whether or not a quorum is present.

Board Recommendation

        The board of directors recommends that you vote your shares "FOR" the Adjournment Proposal to grant the board of directors the discretionary authority to adjourn, postpone or continue the special meeting to a date not later than September [    ], 2010.

*    *    *

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock at June 25, 2010, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director, by each named executive officer, and by all directors and executive officers of Old Second as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of June 25, 2010. Unless otherwise noted, the address of each 5% stockholder is 37 South River Street, Aurora, Illinois 60506.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% Stockholders:
Old Second Bancorp, Inc.(2)	1,340,353	9.63%
Profit Sharing Plan & Trust
Dimensional Fund Advisors LP(3)	1,132,137	8.14%
Building One, 6300 Bee Cave Road
Austin, Texas 78746
Columbia Pacific Opportunity Fund, L.P.(4)	914,159	6.57%
1910 Fairview Avenue East
Suite 500
Seattle, Washington 98102
Directors:
Edward Bonifas(11)	31,530	*
J. Douglas Cheatham(5)	140,370	1.00%
James Eccher(6)	124,876	*
Marvin Fagel(11)	71,175	*
Barry Finn(11)	22,000	*
William Kane(11)	28,000	*
John Ladowicz(7)	311,517	2.24%
William Meyer(11)	90,018	*
Gerald Palmer(11)	48,666	*
J. Carl Schmitz(8)(11)	107,996	*
William B. Skoglund(9)	368,615	2.60%
Current Other Named Executive Officer:
Rodney Sloan(10)	26,225	*
All directors and named executive officers as a group (12 persons)	1,370,988	9.53%

*
Less than 1%.

(1)
Includes ownership of shares of our common stock by spouse (even though any beneficial interest is disclaimed) and in our profit sharing plan and trust and our salary savings plan.

(2)
In addition, as of June 25, 2010, Old Second National Bank held in its trust department, in various fiduciary capacities (other than as trustee of our profit sharing plan and trust), 920,397 shares of our common stock. Old Second had full investment power with respect to 411,710 shares and shared investment power with respect to 137,319 shares.

(3)
Includes shares owned by related investment funds, as reported on a Form 13F filed on May 6, 2010.

(4)
As reported on a Schedule 13G filed on February 5, 2010.

(5)
Includes 92,666 shares issuable pursuant to options held by Mr. Cheatham as well as 31,192 shares of restricted stock. Also includes 4,163 shares held in our profit sharing plan and trust, 10,949 shares held in our 401(k) plan, and 1,400 shares held in Mr. Cheatham's name alone.

(6)
Includes 76,334 shares issuable pursuant to options held by Mr. Eccher, as well as 37,906 shares of restricted stock. Also includes 1,946 shares held in our profit sharing plan and trust, 6,202 shares held in our 401(k) plan, 488 in his name alone and 2,000 shares held in brokerage.

(7)
Includes 267,747 shares held in our 401(k) plan.

(8)
Mr. Schmitz has voting control of 100,000 shares held in the J. C. Schmitz Revocable Trust.

(9)
Includes 245,334 shares issuable pursuant to options held by Mr. Skoglund, as well as 61,929 shares of restricted stock. The total also includes 46,712 shares held in our profit sharing plan and trust, 14,108 shares held in our 401(k) plan, and 532 shares held in Mr. Skoglund's name alone.

(10)
Includes shares held in direct ownership by Mr. Sloan, which comprises 1,658 shares held in Mr. Sloan's name alone, as well as 3,693 shares of restricted stock held in his name, 110 shares held in brokerage, 1,322 shares held indirectly in our profit sharing plan, and 5,442 shares held indirectly in our 401(k) plan. In addition, Mr. Sloan had options totaling 14,000 shares that are exercisable. In February, 2009, 6,141 in restricted stock units were also granted to Mr. Sloan and 10,000 in restricted stock units were granted in January 2010, both of which are not included in the total.

(11)
Each director, with the exception of Mr. Cheatham, Mr. Eccher, Mr. Skoglund, and Mr. Ladowicz, holds a total of 7,500 options from grants of 1,500 shares in each of 2004-09, as well as 596 restricted stock units for 2009. Mr. Ladowicz was appointed to the board on February 8, 2008 and was awarded options in February of 2009 of 1,500 shares, along with the other Board members, as well as 596 restricted stock units. In addition, in January of 2010, all non-employee directors were given 1,200 restricted stock units. All options vest in three equal installments on the first three anniversaries of the grant date and the exercisable portion is included in these totals. The 596 restricted stock units are subject to cliff vesting and will fully vest in 2012. The 1,200 restricted stock units granted to all non-employee directors are subject to cliff vesting and will fully vest in 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Grant Thornton LLP served as our independent registered public accounting firm from 2006 through March 16, 2010, when we filed our Annual Report on Form 10-K for the fiscal year ending December 31, 2009. At our annual meeting of stockholders held on April 20, 2010, our stockholders ratified the appointment of Plante & Moran PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Grant Thornton is not expected to be present at the special meeting; however, a representative of Plante & Moran is expected to be present at the special meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

 OTHER BUSINESS

        As of the date hereof, there is no business to be transacted at the special meeting other than that referred to in the Notice of Special Meeting of Stockholders and it is not anticipated that other matters will be brought before the special meeting. If, however, other matters should properly be brought before the special meeting, it is intended that the proxy holders may vote or act in accordance with the board of directors' recommendation on such matters.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD; NOMINATION AND PROPOSAL PROCEDURES

        Stockholder Communications with Directors.    Stockholders of Old Second may contact any member of the board of directors, or the board as a whole, through the Corporate Secretary either in person, in writing, via phone at (630) 906-5480, or by email at rhodgson@oldsecond.com. Any such communication should indicate whether the sender is an Old Second stockholder. The address for submitting communications to the board by mail is 37 South River Street, Aurora, Illinois 60506. Any communication will be forwarded promptly to the board as a group or to the attention of a specified director per your request, except for communications that are primarily commercial in nature or related to an improper or irrelevant topic.

        Nominations of Directors.    In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our 2011 proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, by November 24, 2010. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years and, as to the stockholder giving the notice, his or her name and address, and the class and number of shares of our capital stock owned by that stockholder. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

        In accordance with our bylaws, a stockholder may otherwise nominate a director for election to the board at an annual meeting of stockholders by giving timely notice in writing to our Corporate Secretary, at the address provided above. To be timely, stockholder nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not fewer than 14 days nor more than 60 days prior to any meeting of stockholders called for the election of directors. However, if notice of the meeting is given to stockholders less than 21 days prior to the date of the meeting, written nominations must be delivered or mailed to our Corporate Secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each written nomination must set forth the name, age, business address and, if known, residence address of each nominee; the principal occupation or employment of each such nominee for the past five years; and the number of shares of stock of Old Second beneficially owned by each such nominee and by the nominating stockholder. No directors are expected to be elected at the special meeting scheduled for August [    ], 2010.

        Other Stockholder Proposals.    To be considered for inclusion in our proxy statement and form of proxy relating to our 2011 annual meeting of stockholders, the proposing stockholder must file a written notice of the proposal with our Corporate Secretary, at the above address, by November 24, 2010, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference the following documents (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended):

  •
  Part II, Items 7, 7A, 8 and 9 of our Annual Report on Form 10-K for the year ended December 31, 2009; and

  •
  Part I, Items 1, 2 and 3 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

        We will provide you with a copy of any information that we incorporate by reference into this proxy statement, at no cost, by writing or calling us. Requests for such materials should be directed to

Old Second Bancorp, Inc.
Attention: Corporate Secretary
37 South River Street
Aurora, Illinois 60506
Telephone number: (630) 906-5480

By order of the board of directors,

William B. Skoglund Chairman and Chief Executive Officer

July [    ], 2010

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

ANNEX I

PRO FORMA FINANCIAL INFORMATION

        The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the offers to holders of the 7.80% trust preferred securities of Old Second Capital Trust I to exchange shares of our common for such trust preferred securities on our balance sheet as of March 31, 2010 and also describes the pro forma impact of the exchange offer on our earnings for the fiscal year ended December 31, 2009 and the three-month period ended March 31, 2010.

        The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results of operations that would have been realized had the exchange offer been completed as of the dates indicated or that will be realized in the future if the exchange offer is consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2010 filed with the SEC, each of which is incorporated by reference into this proxy statement.

        Our unaudited pro forma consolidated balance sheets as of March 31, 2010 have been presented as if the exchange offer had been completed on March 31, 2010 and our pro forma consolidated statements of income have been presented as if the exchange offer had been completed on January 1, 2009.

        For purposes of the pro forma presentations for the year ended December 31, 2009 and the period ended March 31, 2010 and as of March 31, 2010, we have assumed that, for purposes of the exchange offer, the average volume weighted average price of our common shares is $3.7989, which we determined assuming the pricing date for the determination of such price ended on and included June 18, 2010. We have also assumed that our stockholders will approve the Stockholder Proposal such that we will not be limited in the number of shares that we may issue in the exchange offer to 2,750,000.

        We have shown the pro forma impact of a "High Participation Scenario" and a "Low Participation Scenario" with respect to the exchange offer. The High Participation Scenario assumes the tender of 75% of the trust preferred securities and exchange of such securities for shares of our common stock. The Low Participation Scenario assumes the tender of 25% of the trust preferred securities and exchange of such securities for shares of our common stock. We assumed participation rates of 75% and 25% for the High Participation Scenario and Low Participation Scenario, respectively, based on the results of concluded similar exchange offers by similarly situated issuers. The inclusion of the exchange offer in the pro forma financial information does not necessarily indicate that such transaction is likely to occur.

        We have further assumed that the exchange offer will occur on the terms announced on June 22, 2010, including the term limiting the aggregate number of shares that may be issued in the exchange offer to 6,000,000.

        There can be no assurances that the foregoing assumptions will be realized in the future, including as to the amounts of trust preferred securities that will be tendered in the exchange offer.

 OLD SECOND BANCORP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		HIGH PARTICIPATION (75%)			LOW PARTICIPATION (25%)
(in thousands of dollars)	Actual Mar. 31, 2010	Adjustments for Exchange Offer		Pro Forma Mar. 31, 2010	Adjustments for Exchange Offer		Pro Forma Mar. 31, 2010
ASSETS
Cash and due from banks	$32,626	$—		$32,626	$—		$32,626
Interest bearing deposits with financial institutions	63,977	—		63,977	—		63,977
Federal funds sold	1,077	—		1,077	—		1,077
Short-term securities available-for-sale	—	—		—	—		—

Cash and cash equivalents	97,680	—		97,680	—		97,680
Securities available for sale	210,542	—		210,542	—		210,542
FHLB and Federal Reserve Bank stock	13,044	—		13,044	—		13,044
Loans held-for-sale	8,958	—		8,958	—		8,958
Loans (net)	1,891,288	—		1,891,288	—		1,891,288
Premises and equipment (net)	57,294	—		57,294	—		57,294
Other real estate owned	49,855	—		49,855	—		49,855
Mortgage servicing rights (net)	2,821	—		2,821	—		2,821
Goodwill	—	—		—	—		—
Core deposit and other intangible assets (net)	6,372	—		6,372	—		6,372
Bank-owned life insurance	50,614	—		50,614	—		50,614
Accrued interest and other assets	109,217	(831)	(1)	108,386	(277)	(1)	108,940

TOTAL ASSETS	$2,497,685	$(831)		$2,496,854	$(277)		$2,497,408

LIABILITIES AND EQUITY CAPITAL
Liabilities
Non-interest bearing demand deposits	$316,240	$—		$316,240	$—		$316,240
Interest bearing deposits	1,848,222	—		1,848,222	—		1,848,222

Total deposits	2,164,462	—		2,164,462	—		2,164,462
Securities sold under repurchase agreements	21,319	—		21,319	—		21,319
Federal funds purchased	—	—		—	—		—
Other short-term borrowings	4,390	—		4,390	—		4,390
Junior subordinated debentures	58,378	(23,700)	(2)	34,678	(7,900)	(2)	50,478
Subordinated debt	45,000	—		45,000	—		45,000
Notes payable and other borrowings	500	—		500	—		500
Accured interest and other liabilities	15,896	2,482	(3)	18,378	827	(3)	16,723

Total Liabilities	$2,309,945	$(21,218)		$2,288,727	$(7,073)		$2,302,872

Stockholders' Equity
Preferred stock	$69,254	$—		$69,254	$—		$69,254
Common stock	18,495	4,679	(4)	23,174	1,560	(4)	20,055
Additional paid-in capital	64,315	13,096	(5)	77,411	4,365	(5)	68,680
Retained earnings	132,436	2,612	(6)	135,048	871	(6)	133,307
Accumulated other comprehensive income (loss)	(1,916)	—		(1,916)	—		(1,916)
Treasury stock	(94,844)	—		(94,844)	—		(94,844)
Other equity capital components	—	—		—	—		—

Total Equity Capital	$187,740	$20,387		$208,127	$6,796		$194,536

TOTAL LIABILITIES AND EQUITY CAPITAL	$2,497,685	$(831)		$2,496,854	$(277)		$2,497,408

Tier 1 leverage ratio	7.88%			7.75%			7.84%
Tier 1 capital to risk-weighted assets	9.47%			9.32%			9.42%
Total capital to risk-weighted assets	12.93%			12.77%			12.88%
Tangible common equity to tangible assets	4.50%			5.32%			4.77%
Tier 1 common equity to risk-weighted assets	3.37%			4.36%			3.70%

Footnotes

(1)
The estimated pro-rata adjustments related to the remaining unamoritzed debt issuance cost at 75% and 25% participation.

(2)
Carrying amount of the retired securities .

(3)
Tax effect on the execss of the carrying amount to be retired over the fair value of common shars to be issued (using the effective tax rate at March 31, 2010 of 41.89%).

(4)
Number of shares issued at $1.00 par value per share.

(5)
Excess over par for the number of shares issued at $3.7989 VWAP.

(6)
Execss of the carrying amount to be retired over the fair value of the common shares to be issued in the exchange offers net of tax that would be recorded in the statement of operations for the period during which the exchange offers are consumated.

        The following presents the pro forma impact of the exchange offer on certain statement of income items and earnings per share for the fiscal year ended December 31, 2009 and the three-month period ended March 31, 2010 as if the exchange offer had been completed on January 1, 2009 under the "High Participation Scenario" and "Low Participation Scenario."

OLD SECOND BANCORP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

		HIGH PARTICIPATION (75%)			LOW PARTICIPATION (25%)
(in thousands of dollars)	Actual Mar. 31, 2010	Adjustments for Exchange Offer		Pro Forma Mar. 31, 2010	Adjustments for Exchange Offer		Pro Forma Mar. 31, 2010
Interest and Dividend Income
Loans, including fees	$26,632	$—		$26,632	$—		$26,632
Loans held-for-sale	72	—		72	—		72
Securities (taxable)	1,238	—		1,238	—		1,238
Securities (tax-exempt)	745	—		745	—		745
Dividends from Federal Reserve Bank and FHLB stock	56	—		56	—		56
Federal funds sold	—	—		—	—		—
Interest bearing deposits with financial institutions	16	—		16	—		16

Total interest and dividend income	28,759			28,759			28,759
Interest Expense
Savings, NOW and money market deposits	1,385	—		1,385	—		1,385
Time deposits	5,097	—		5,097	—		5,097
Securities sold under repurchase agreements	10	—		10	—		10
Federal funds purchased	—	—		—	—		—
Other short-term borrowings	18	—		18	—		18
Junior subordinated debentures	1,072	(477)	(1)	595	(159)	(1)	913
Subordinated debt	195	—		195	—		195
Notes payable and other borrowings	1	—		1	—		1

Total interest expense	7,778	(477)		7,301	(159)		7,619

Net interest and dividend income	20,981	477		21,458	159		21,140
Provision for loan losses	19,220	—		19,220	—		19,220

Net interest and dividend income after provision	1,761	477		2,238	159		1,920
Noninterest Income
Trust income	1,657	—		1,657	—		1,657
Service charges on deposits	2,018	—		2,018	—		2,018
Secondary mortgage fees	223	—		223	—		223
Mortgage servicing income	163	—		163	—		163
Net gain on sales of mortgage loans	1,157	—		1,157	—		1,157
Securities losses (net)	(2)	—		(2)	—		(2)
Increase in cash surrender value of BOLI	429	—		429	—		429
Debit card interchange income	663	—		663	—		663
Net interest rate swap gains and fees	190	—		190	—		190
Lease revenue from other real estate owned	518	—		518	—		518
Net gain (loss) on sale of other real estate owned	151	—		151	—		151
Other income	1,100	—		1,100	—		1,100

Total noninterest income	8,267	—	(2)	8,267	—	(2)	8,267

		HIGH PARTICIPATION (75%)		LOW PARTICIPATION (25%)
(in thousands of dollars)	Actual Mar. 31, 2010	Adjustments for Exchange Offer	Pro Forma Mar. 31, 2010	Adjustments for Exchange Offer	Pro Forma Mar. 31, 2010
Noninterest Expense
Salaries and employee benefits	$9,025	$—	$9,025	$—	$9,025
Occupancy expense (net)	1,525	—	1,525	—	1,525
Furniture and equipment expense (net)	1,639	—	1,639	—	1,639
FDIC insurance	1,428	—	1,428	—	1,428
Amortization of core deposit and other intangible assets	282	—	282	—	282
Advertising expense	256	—	256	—	256
Legal fees	559	—	559	—	559
Other real estate expense	6,428	—	6,428	—	6,428
Other expense	3,607	—	3,607	—	3,607

Total noninterest income	24,749	—	24,749	—	24,749

(Loss) income before taxes	(14,721)	477	(14,244)	159	(14,562)
Benefit for income taxes	(6,167)	200 (3)	(5,967)	67 (3)	(6,100)

Net (loss) income	(8,554)	277	(8,277)	92	(8,462)
Preferred stock dividends	1,128	—	1,128	—	1,128

Net (loss) income available to comon shareholders	(9,682)	277	(9,405)	92	(9,590)

Basic (loss) earnings per share	$(0.69)	$(0.19)	$(0.50)	$(0.08)	$(0.61)
Diluted (loss) earnings per share	$(0.69)	$(0.19)	$(0.50)	$(0.08)	$(0.61)
Average number of shares outstanding	13,916,650	4,678,986	18,595,636	1,559,662	15,476,312
Diluted average number of shares outstanding	14,197,223	4,678,986	18,876,209	1,559,662	15,756,885

Footnotes

(1)
Represents the reduction in interest expense recognized during the respective period.

(2)
The non-recurring gain on the exchange of securities of $5.9 million based on the participation in the Exchange Offer of 75% and $2.0 million based on the participation in the Exchange Offer of 25% as well as the non-recurring prorated unamortized issuance costs are excluded from the pro forma consolidated Statements of operations.

(3)
The tax impact of adjustments included in pro forma adjustments to the Consolidated Statements of Operations using an effective tax rate of 41.89%.

 OLD SECOND BANCORP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

		HIGH PARTICIPATION (75%)			LOW PARTICIPATION (25%)
(in thousands of dollars)	Actual Dec. 31, 2009	Adjustments for Exchange Offer		Pro Forma Dec. 31, 2009	Adjustments for Exchange Offer		Pro Forma Dec. 31, 2009
Interest and Dividend Income
Loans, including fees	$117,666	$—		$117,666	$—		$117,666
Loans held-for-sale	947	—		947	—		947
Securities (taxable)	8,526	—		8,526	—		8,526
Securities (tax-exempt)	5,230	—		5,230	—		5,230
Dividends from Federal Reserve Bank and FHLB stock	225	—		225	—		225
Federal funds sold	17	—		17	—		17
Interest bearing deposits with financial institutions	39	—		39	—		39

Total interest and dividend income	132,650			132,650			132,650
Interest Expense
Savings, NOW and money market deposits	6,459	—		6,459	—		6,459
Time deposits	32,886	—		32,886	—		32,886
Securities sold under repurchase agreements	140	—		140	—		140
Federal funds purchased	78	—		78	—		78
Other short-term borrowings	296	—		296	—		296
Junior subordinated debentures	4,287	(1,907)	(1)	2,380	(636)	(1)	3,651
Subordinated debt	1,245	—		1,245	—		1,245
Notes payable and other borrowings	122	—		122	—		122

Total interest expense	45,513	(1,907)		43,606	(636)		44,877

Net interest and dividend income	87,137	1,907		89,044	636		87,773
Provision for loan losses	96,715	—		96,715	—		96,715

Net interest and dividend income after provision	(9,578)	1,907		(7,671)	636		(8,942)
Noninterest Income
Trust income	7,743	—		7,743	—		7,743
Service charges on deposits	8,779	—		8,779	—		8,779
Secondary mortgage fees	1,431	—		1,431	—		1,431
Mortgage servicing income	535	—		535	—		535
Net gain on sales of mortgage loans	9,824	—		9,824	—		9,824
Securities gains (net)	3,754	—		3,754	—		3,754
Increase in cash surrender value of BOLI	1,431	—		1,431	—		1,431
Debit card interchange income	2,522	—		2,522	—		2,522
Net interest rate swap gains and fees	1,058	—		1,058	—		1,058
Lease revenue from other real estate owned	393	—		393	—		393
Net gain (loss) on sale of other real estate owned	893	—		893	—		893
Other income	4,684	—		4,684	—		4,684

Total noninterest income	43,047	—	(2)	43,047	—	(2)	43,047

		HIGH PARTICIPATION (75%)		LOW PARTICIPATION (25%)
(in thousands of dollars)	Actual Dec. 31, 2009	Adjustments for Exchange Offer	Pro Forma Dec. 31, 2009	Adjustments for Exchange Offer	Pro Forma Dec. 31, 2009
Noninterest Expense
Salaries and employee benefits	$39,577	$—	$39,577	$—	$39,577
Occupancy expense (net)	6,068	—	6,068	—	6,068
Furniture and equipment expense (net)	6,929	—	6,929	—	6,929
FDIC insurance	5,387	—	5,387	—	5,387
Amortization of core deposit and other intangible assets	1,167	—	1,167	—	1,167
Advertising expense	1,256	—	1,256	—	1,256
Impairment of goodwill	57,579	—	57,579	—	57,579
Other real estate expense	8,835	—	8,835	—	8,835
Other expense	17,832	—	17,832	—	17,832

Total noninterest income	144,630	—	144,630	—	144,630

(Loss) income before taxes	(111,161)	1,907	(109,254)	636	(110,525)
Benefit for income taxes	(45,573)	782 (3)	(44,791)	261 (3)	(45,312)

Net (loss) income	(65,588)	1,125	(64,463)	375	(65,213)
Preferred stock dividends	4,281	—	4,281	—	4,281

Net (loss) income available to comon shareholders	(69,869)	1,125	(68,744)	375	(69,494)

Basic (loss) earnings per share	$(5.04)	$(1.33)	$(3.71)	$(0.54)	$(4.50)
Diluted (loss) earnings per share	$(5.04)	$(1.33)	$(3.71)	$(0.54)	$(4.50)
Average number of shares outstanding	13,815,965	4,678,986	18,494,951	1,559,662	15,375,627
Diluted average number of shares outstanding	13,912,916	4,678,986	18,591,902	1,559,662	15,472,578

Footnotes

(1)
Represents the reduction in interest expense recognized during the respective period.

(2)
The non-recurring gain on the exchange of securities of $5.9 million based on the participation in the Exchange Offer of 75% and $2.0 million based on the participation in the Exchange Offer of 25% as well as the non-recurring prorated unamortized issuance costs are excluded from the pro forma consolidated Statements of operations.

(3)
The tax impact of adjustments included in pro forma adjustments to the Consolidated Statements of Operations using an effective tax rate of 41.00%.

Non-GAAP Financial Measures

        We and investors often use the ratio of tangible common equity to tangible assets and the ratio of Tier 1 common equity to risk-weighted assets to assess capital and the quality of capital. In addition, our banking regulators use Tier l leverage ratio, Tier 1 capital to risk-weighted assets and total capital to risk-weighted assets to assess capital adequacy and safety and soundness. The foregoing ratios are not GAAP measures and, in the case of tangible common equity to tangible assets and Tier 1 common equity to risk-weighted assets, are not necessarily comparable to similar capital measures that may be presented by other companies.

        The limitations associated with these measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to GAAP. The information provided reconciles GAAP measures and the ratios of Tier 1 capital, total capital, tangible common equity or Tier 1 common equity, as applicable, to average total assets, risk-weighted assets or tangible assets, as applicable.

OLD SECOND BANCORP, INC.
NON-GAAP RECONCILIATIONS
(UNAUDITED)

		HIGH PARTICIPATION (75%)		LOW PARTICIPATION (25%)
(in thousands of dollars)	Actual Mar. 31, 2010	Adjustments for Exchange Offer	Pro Forma Mar. 31, 2010	Adjustments for Exchange Offer	Pro Forma Mar. 31, 2010
Tier 1 capital
Total equity	$187,740	$20,387	$208,127	$6,796	$194,536
Tier 1 adjustments:
Trust preferred securities	56,625	(23,700)	32,925	(7,900)	48,725
Cumulative other comprehensive income	1,916	—	1,916	—	1,916
Goodwill and intangible assets	(6,372)	—	(6,372)	—	(6,372)
Disallowed deferred tax assets	(44,221)	—	(44,221)	—	(44,221)
Other	(282)	—	(282)	—	(282)

Tier 1 capital	$195,406	$(3,313)	$192,093	$(1,104)	$194,302

Total regulatory capital
Tier 1 capital	$195,406	$(3,313)	$192,093	$(1,104)	$194,302
Tier 2 additions:
Allowable portion of allowance for loan losses	26,292	(11)	26,281	(4)	26,288
Subordinated debt	45,000	—	45,000	—	45,000
Other Tier 2 capital components	(8)	—	(8)	—	(8)

Total regulatory capital	$266,690	$(3,324)	$263,366	$(1,108)	$265,582

Tangible common equity
Total equity	$187,740	$20,387	$208,127	$6,796	$194,536
Less: Preferred equity	69,254	—	69,254	—	69,254
Goodwill and intangible assets	6,372	—	6,372	—	6,372

Tangible common equity	$112,114	$20,387	$132,501	$6,796	$118,910

		HIGH PARTICIPATION (75%)		LOW PARTICIPATION (25%)
(in thousands of dollars)	Actual Mar. 31, 2010	Adjustments for Exchange Offer	Pro Forma Mar. 31, 2010	Adjustments for Exchange Offer	Pro Forma Mar. 31, 2010
Tier 1 common equity
Tangible common equity	$112,114	$20,387	$132,501	$6,796	$118,910
Tier 1 adjustments:					—
Cumulative other comprehensive income	1,916	—	1,916	—	1,916
Deferred tax liabilities on intangible assets	—	—	—	—	—
Other	(44,503)	—	(44,503)	—	(44,503)

Tier 1 common equity	$69,527	$20,387	$89,914	$6,796	$76,323

Tangible assets
Total assets	$2,497,685	$(831)	$2,496,854	$(277)	$2,497,408
Less: Goodwill and intangible assets	6,372	—	6,372	—	6,372

Tangible assets	$2,491,313	$(831)	$2,490,482	$(277)	$2,491,036

Total risk-weighted assets
On balance sheet	$1,995,403	$(841)	$1,994,562	$(281)	$1,995,122
Off balance sheet	67,424	—	67,424	—	67,424

Total risk-weighted assets	$2,062,827	$(841)	$2,061,986	$(281)	$2,062,546

Average assets
Total average assets	$2,479,067	$(831)	$2,478,236	$(277)	$2,478,790
Tier 1 leverage ratio	7.88%		7.75%		7.84%
Tier 1 capital to risk-weighted assets	9.47%		9.32%		9.42%
Total capital to risk-weighted assets	12.93%		12.77%		12.88%
Tangible common equity to tangible assets	4.50%		5.32%		4.77%
Tier 1 common equity to risk-weighted assets	3.37%		4.36%		3.70%

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

OLD SECOND BANCORP, INC. TO BE HELD ON AUGUST [    ], 2010

The undersigned hereby appoints [                        ], [                        ], and [                        ], or any two of them acting in the absence of the other, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of Old Second Bancorp, Inc., which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Special Meeting of Stockholders to be held at the main office of Old Second National Bank, 37 South River Street, Aurora, Illinois on the [      ] day of August, 2010 at [    :    ] [   ].m., local time, and at any and all adjournments or postponements of the meeting.  Unless a contrary instruction is provided, this proxy when properly executed will be voted FOR each of the proposals set forth below.

1.                                      To approve an amendment to Old Second Bancorp, Inc.’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.                                      To approve the issuance of up to 6,000,000 shares of Old Second Bancorp, Inc.’s, common stock in exchange for the outstanding trust preferred securities of Old Second Capital Trust I and Old Second Capital Trust II, in accordance with Nasdaq Marketplace Rule 5635.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.                                      To approve a proposal to grant the board of directors authority to adjourn, postpone or continue the special meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.                                      In accordance with their discretion, upon all other matters that properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION UNDER PROPOSAL 1, FOR THE ISSUANCE OF UP TO 6,000,000 SHARES OF COMMON STOCK IN EXCHANGE FOR OUTSTANDING TRUST PREFERRED SECURITIES UNDER PROPOSAL 2 AND FOR THE GRANT OF AUTHORITY TO THE BOARD OF DIRECTORS TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING.

Dated:	, 2010

Signature(s):

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

(over)

PLEASE INDICATE WHETHER YOU WILL BE ATTENDING THE SPECIAL MEETING TO BE HELD ON AUGUST [    ], 2010:

The meeting will be held at the main office of Old Second National Bank, 37 South River Street, Aurora, Illinois 60506, at [    :    ] [   ].m. on August [    ], 2010.

☐ Yes, I plan to attend the meeting.

☐ No, I do not plan to attend the meeting.

Signed:

QuickLinks

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST [ ], 2010
PROXY STATEMENT
PROPOSAL 1: THE COMMON STOCK PROPOSAL
PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 2: THE TRUPS EXCHANGE PROPOSAL
APPROVAL OF THE ISSUANCE OF COMMON STOCK IN THE EXCHANGE OFFER PURSUANT TO NASDAQ MARKETPLACE RULE 5635
PROPOSAL 3: ADJOURNMENT PROPOSAL AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD; NOMINATION AND PROPOSAL PROCEDURES
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION BY REFERENCE
ANNEX I PRO FORMA FINANCIAL INFORMATION
OLD SECOND BANCORP, INC. PRO FORMA CONSOLIDATED BALANCE SHEETS (UNAUDITED)
OLD SECOND BANCORP, INC. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
OLD SECOND BANCORP, INC. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
OLD SECOND BANCORP, INC. NON-GAAP RECONCILIATIONS (UNAUDITED)